Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October 14, 2004, is entered into by and among Penn-America Group, Inc., a Pennsylvania corporation (the “Company”), and each of the shareholders listed on Schedule A hereto (each, a “Shareholder”, and collectively, the “Shareholders”).

WHEREAS, the Shareholders beneficially own in the aggregate (i) 1,622,725 outstanding shares of Class A Common Shares, par value $0.0001 per share (the “Parent Class A Common Shares”), of United National Group, Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (“Parent”), and (ii) 12,687,500 outstanding shares of Class B Common Shares, par value $0.0001 per share (the “Parent Class B Common Shares”), of Parent. The Parent Class A Common Shares and the Parent Class B Common Shares are collectively referred to herein as the “Common Shares”; and the Common Shares owned by any Shareholder as of the date hereof, together with any Common Shares acquired by any Shareholder after the date hereof, are collectively referred to herein as the “Shares”;

WHEREAS, Parent, U.N. Holdings II, Inc., a Delaware corporation (“Buyer”), Cheltenham Acquisition Corp., a newly-formed Pennsylvania corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Subsidiary”), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”); and

WHEREAS, each Shareholder has agreed to enter into this Agreement in order to induce the Company, Parent, Buyer and Merger Subsidiary to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the Company’s, Parent’s, Buyer’s and Merger Subsidiary’s entering into the Merger Agreement and of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

SECTION 2. Representations and Warranties of Shareholder. Each Shareholder severally, and not jointly, hereby represents and warrants to the Company as follows:

2.1 Title to the Shares. Such Shareholder is the beneficial owner of the number of Common Shares set forth opposite the name of such Shareholder on Schedule A hereto, which as of the date hereof constitutes all of the Common Shares, or any other securities convertible into or exercisable for any Common Shares owned beneficially by such Shareholder (all collectively being “Company Securities”). Except as provided for in the Amended and Restated Shareholders Agreement, dated as of December 15, 2003, among Parent and the shareholders listed on the signature pages thereto (the “Parent Shareholders Agreement”), such Shareholder has the exclusive power to dispose of such shares or to vote such shares on all matters submitted to holders of Common Shares. Except as provided in the Parent Shareholders Agreement, such Shareholder owns all of such Common Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, proxies and other encumbrances of any nature (“Liens”) (other than Liens under applicable Law), and has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such Common Shares owned by them.

2.2 Organization. Such Shareholder is duly organized, validly existing and in good standing under the laws of the state of its incorporation, formation or organization.

2.3 Authority Relative to this Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) subject to general principles of equity.

2.4 No Conflict. The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person by such Shareholder (each, a “Shareholder Consent”); (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of such Shareholder or any other agreement to which such Shareholder is a party, including the Parent Shareholders Agreement and any other voting agreement, shareholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license (each, a “Shareholder Conflict”); or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or to such Shareholder’s property or assets (each, a “Shareholder Violation”), except in the case of clause (a), (b) or (c), where the failure to obtain or make such Shareholder Consent or where such Shareholder Conflict or Shareholder Violation would not have a material and adverse effect on the fulfillment of such Shareholder’s obligations hereunder.

2.5 Reliance by the Company. Each Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

SECTION 3. Covenants of Shareholder.

3.1 Restriction on Transfer. Each Shareholder hereby covenants and agrees that prior to the termination or expiration of this Agreement such Shareholder shall not,

and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust, enter into a voting trust agreement or create any additional Lien with respect to the Shares, unless, in the case of a transfer, the Person to whom such Shares are transferred agrees to be bound in writing by this Agreement as if a party hereto.

3.2 Non-Interference. Each Shareholder hereby covenants and agrees that prior to the termination or expiration of this Agreement, such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement.

3.3 Additional Shares. Prior to the termination of this Agreement, each Shareholder will promptly notify the Company of the number of any new Common Shares or any other Company Securities acquired directly or beneficially by such Shareholder, if any, after the date hereof. Any such shares shall become “Shares” within the meaning of this Agreement.

SECTION 4. Voting Agreement.

4.1 Voting Agreement. Each Shareholder hereby agrees that prior to the termination of this Agreement, at any meeting of the shareholders of Parent, however called, in any action by written consent of the shareholders of Parent, or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum and vote the Shares owned beneficially or of record by such Shareholder:

(a) in favor of the approval of the issuance of Parent Class A Common Shares in the Merger; and

(b) against any action or agreement that is or would be reasonably likely to result in any conditions to Parent’s or the Company’s obligations under the Merger Agreement not being fulfilled.

4.2 Grant of Proxy.

(a) Each Shareholder hereby irrevocably grants to and appoints the Company and each of its designees, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of such Shareholder, to vote the Shares or execute one or more written consents or approvals in respect of the Shares in favor of the approval of the issuance of Parent Class A Common Shares in the Merger.

(b) Each Shareholder hereby ratifies and confirms that the irrevocable proxy set forth in this Section 4.2 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of such Shareholder’s duties in accordance with this Agreement. Each Shareholder hereby further ratifies and confirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Such irrevocable proxy shall be valid until termination of this Agreement.

SECTION 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholders as follows:

5.1 Organization. The Company is duly organized, validly existing, and in good standing under the laws of Pennsylvania.

5.2 Authority Relative to this Agreement. The Company all has necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) subject to general principles of equity.

5.3 No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person by the Company (each, a “Company Consent”), except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of the Company or any other agreement to which such the Company is a party (each, a “Company Conflict”); or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company’s property or assets (each, a “Company Violation”), except in the case of clause (a), (b) or (c), where the failure to obtain or make such Company Consent or where such Company Conflict or Company Violation would not have a material and adverse effect on the fulfillment of the Company’s obligations hereunder.

SECTION 6. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding on any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting Common Shares or other voting securities of Parent, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Common Shares or other Company Securities issued to or acquired by a Shareholder.

SECTION 7. Termination. This Agreement shall automatically terminate and no party shall have any rights or obligations hereunder upon the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, provided that the provisions of Section 8 hereof shall survive any such termination. Upon any such termination, no party shall have any further obligation or liabilities hereunder.

SECTION 8. Miscellaneous.

8.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.2 Specific Performance; Remedies Cumulative. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder without proof of actual damages and without any requirement for the securing or posting of any bond. Such remedy shall not be deemed to be the exclusive remedy for a party’s breach of its obligations but shall be in addition to all other remedies available at law or equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

8.3 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Commonwealth of Pennsylvania, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.9 shall be deemed effective service of process on such party.

8.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

8.5 Assignment. Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this

Agreement. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

8.6 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

8.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.9):

if to the Company, to:

420 S. York Road

Hatboro, Pennsylvania 19040

Attention: Joseph F. Morris

Facsimile No.: (215) 443-3603

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave.
New York, NY 10017
Attention: Peter J. Gordon Gary I. Horowitz
Facsimile No.: (212) 455-2502

and:

Reed Smith LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, PA 19103
Attention: Michael B. Pollack Paul J. Jaskot
Facsimile No.: 215-851-1420

if to the Shareholders:

at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Daniel Wolf

Facsimile No.: (212) 735-2000

8.10 Governing Law. This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the laws of the Cayman Islands (without regard to principles of conflicts or choice of laws) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

8.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.13 Obligations of Shareholders. The obligations of the Shareholders hereunder shall be “several” and not “joint” or “joint and several.” Without limiting the generality of the foregoing, under not circumstances will any Shareholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Shareholder.

8.14 No Ownership Interest. Except as set forth in Section 4.1, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of, and relating to, the Shares shall remain and belong to the Shareholders, and the Company shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct the Shareholders in the voting of any of the Shares except as otherwise provided herein, or the performance of the Shareholders’ duties or responsibilities as shareholders of Parent.

8.15 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) each Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by a Shareholder, or any officer, partner, member or employee, as applicable, of such Shareholder, serving on Parent’s Board of Directors acting in such person’s capacity as a director or fiduciary of Parent, and (iii) no Shareholder shall have any liability to the Company or any its affiliates under this Agreement as a result of any action or inaction by such Shareholder, or any officer, partner, member or employee, as applicable, of such Shareholder, serving on Parent’s Board of Directors acting in such person’s capacity as a director or fiduciary of Parent.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

PENN-AMERICA GROUP, INC.

By:	/s/ Martin P. Sheffield
	Name:	Martin P. Sheffield
	Title:	Chairman, Special Committee

SHAREHOLDERS

U.N. HOLDINGS (CAYMAN), LTD.

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND I (CAYMAN), L.P.

By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND II (CAYMAN), L.P.

By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND III (CAYMAN), L.P.

By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND IV (CAYMAN), L.P.
By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND V (CAYMAN), L.P.
By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND VI (CAYMAN), L.P.
By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND VII (CAYMAN), L.P.
By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND VIII (CAYMAN), L.P.
By: Fox Paine Capital Co–Investors International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

U.N. CO–INVESTMENT FUND IX (CAYMAN), L.P.
By:	Fox Paine Capital Co–Investors
International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
	Name:	Saul A. Fox
	Title:	Director

SCHEDULE A

Name and Address* of Shareholder	Number of Parent Class A Common Shares Owned	Number of Parent Class B Common Shares Owned	Total Number of Votes
U.N. HOLDINGS (CAYMAN), LTD.	1,075,496	10,894,051	110,016,006

U.N. CO–INVESTMENT FUND I (CAYMAN), L.P.	259,356	847,625	8,735,606

U.N. CO–INVESTMENT FUND II (CAYMAN), L.P.	202,728	662,552	6,828,248

U.N. CO–INVESTMENT FUND III (CAYMAN), L.P.	67,575	220,850	2,276,075

U.N. CO–INVESTMENT FUND IV (CAYMAN), L.P.	6,758	22,085	227,608

U.N. CO–INVESTMENT FUND V (CAYMAN), L.P.	6,758	22,085	227,608

U.N. CO-INVESTMENT FUND VI (CAYMAN), L.P.	1,351	4,417	45,521

U.N. CO-INVESTMENT FUND VII (CAYMAN), L.P.	0	5,000	50,000

U.N. CO-INVESTMENT FUND VIII (CAYMAN), L.P.	676	2,209	22,766

U.N. CO-INVESTMENT FUND IX (CAYMAN), L.P.	2,027	6,626	68,287

* The address for all entities is:	Walker House, 87 Mary Street Georgetown, Grand Cayman Cayman Islands